FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This Amendment is entered into by and between RICHARD J. DUSZYNSKI ("Executive") and AGL SERVICES COMPANY (the "Company").

WHEREAS the Executive and the Company have previously entered into that certain Employment Agreement effective as of April 1, 2001 (the "Agreement"); and

WHEREAS, the Executive and the Company have agreed to certain changes to the Agreement as outlined below.

NOW, THEREFORE, the Company and Executive hereby agree that the Agreement is hereby amended, effective as of February 1, 2002, as follows:

1. The first sentence of Section 2.3 of the Agreement is hereby amended to read as follows:

"The initial Term of this Agreement shall commence on the Effective Date and shall continue until the close of business on December 31, 2004, subject to earlier termination as provided in this Agreement."

2. A new Section 3.4A is hereby added to the Agreement to read as follows:

"3.4A Additional Incentive Compensation. The Employee and the Company

agree to pursue the good faith negotiation of additional incentive based compensation, which will be mutually agreeable in both its form and substance."

3. The definition of "Good Reason" in Section 1.13 of the Agreement is hereby amended by deleting "or" immediately prior to subparagraph (iii), and adding the following clauses to the end thereof to read as follows:

"; (iv) a relocation of the Executive's principal office outside of the Houston metropolitan area; or (v) due to a merger or acquisition of AGLR, the Executive is required to report directly to anyone other than the Chief Executive Officer of AGLR."

4. Section 6.2 of the Employment Contract is hereby deleted.

5. As amended hereby, the Agreement is hereby expressly ratified and reaffirmed in all respects.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed this 28th day of February, 2002.

EXECUTIVE

/s/ Richard J. Duszynski

Richard J. Duszynski

AGL SERVICES COMPANY

By /s/ Paula G. Rosput

Paula G. Rosput

President and Chief Executive Officer